Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

PVH CORP. /DE/

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be Paid	Debt	5.500% Senior Notes due 2030	(1)	457(r)	500,000,000	$0.9987	$499,350,000.00	0.0001531	$76,450.49
Fees Previously Paid	N/A	N/A		N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A		N/A	N/A		N/A			N/A	N/A	N/A	N/A

Total Offering Amounts:							$499,350,000.00		$76,450.49
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$76,450.49

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(1)	This registration fee table shall be deemed to update the “Calculation of Registration Fee” in the Company’s Registration Statement on Form S-3 (File No. 333-278465) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.